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                                                                     EXHIBIT 5.5





                                September 5, 2003

Algoods USA Inc.

5211 Cascade Road, S.E.

Grand Rapids, MI  49546

Tower Automotive Bandstown, Inc.
5211 Cascade Rd., SE
Grand Rapids, MI 49546

Tower Automotive Bowling Green, LLC
5211 Cascade Rd., SE
Grand Rapids, MI 49546


         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special counsel to (i) Algoods USA Inc., a Kentucky corporation ("Algoods"); (ii) Tower Automotive Bardstown, Inc., a Kentucky corporation ("Tower Bardstown"); and
(iii) Tower Automotive Bowling Green, LLC, a Kentucky limited liability company ("Tower Bowling Green")(collectively, the "Guarantors"), in connection with the Guarantors' proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $258,000,000 in aggregate principal amount of 12% Senior Notes due 2013, Series B (the "Exchange Notes"). The Exchange Notes are to be issued by R.J. Tower Corporation, a Michigan corporation (the "Issuer"), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on July 22, 2003, under the Securities Act of 1933, as amended (the "Act"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantee"), along with other guarantors. The Exchange Notes and the Guarantee are to be issued pursuant to the Indenture (as may be amended or supplemented from time to time, the "Indenture"), dated as of June 13, 2003, among the Issuer, the guarantors set forth therein and BNY Midwest Trust Company, as Trustee (Capitalized terms used in this opinion shall have the meanings ascribed to them in the Indenture unless otherwise defined herein.)

         For purposes of this opinion, we have examined such matters of law as we have deemed appropriate. As to certain matters of fact, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, company records and other instruments: (i) the articles of incorporation and bylaws of Algoods and Tower Bardstown, (ii) the articles of organization of Tower Bowling Green, (iii) the corporate proceedings pursuant to

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Algoods USA Inc.
Tower Automotive Bardstown, Inc.
Tower Automotive Bowling Green, LLC
September 5, 2003
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which the execution and delivery of the Guarantee by Algoods and Tower Bardstown were approved and authorized, (iv) the limited liability company proceedings pursuant to which the execution and delivery of the Guarantee by Tower Bowling Green was approved and authorized, (v) the Registration Statement, (vi) the Indenture, (vii) certificates of good standing with respect to the Guarantors issued by the Secretary of State of Kentucky on July 7, 2003 and (viii) a certificate of an officer of each of the Guarantors dated as of the date hereof. Except for the documents, instruments and other agreements described in the immediately foregoing sentence, we have not reviewed any other documents or conducted any other examination of any public records, and the opinions rendered herein are limited accordingly.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantors and others, and certificates of certain public officials.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies (iv) any law except the laws of the Commonwealth of Kentucky as presently in effect and the Kentucky case law decided thereunder and (v) the "Blue Sky" laws and regulations of Kentucky.

         Based upon and subject to such assumptions and qualifications and the further assumptions, qualifications and limitations set forth below, we are of the opinion that:



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Algoods USA Inc.
Tower Automotive Bardstown, Inc.
Tower Automotive Bowling Green, LLC
September 5, 2003
Page 3

         1. Algoods and Tower Bardstown are corporations duly organized, existing and in good standing under the laws of the Commonwealth of Kentucky. Tower Bowling Green is a limited liability company duly organized, existing and in good standing under the laws of the Commonwealth of Kentucky.

         2. The Guarantors have duly authorized the execution, delivery and performance of the Indenture by all required corporate or limited liability company action, as applicable. The Indenture is a valid and binding obligation of the Guarantors and is enforceable against the Guarantors in accordance with its terms.

         3. When (i) the Registration Statement has been declared effective;
(ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for Initial Notes, the Guarantee will be a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms.

         4. The execution and delivery of the Indenture by the Guarantors and the performance by the Guarantors of their obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of (i) the articles of incorporation or bylaws of Algoods or Tower Bardstown, (ii) the articles of organization of Tower Bowling Green or (iii) any statute or governmental rule or regulation of the Commonwealth of Kentucky or any political subdivision thereof to which any of the Guarantors is subject.

         5. To our knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority of the Commonwealth of Kentucky or any political subdivision thereof is required for the execution and delivery by the Guarantors of the Guarantee, except such as may be required under the Securities Act or the Exchange Act.

         The opinion concerning the enforceability of the Indenture in Paragraph 2 above does not necessarily mean that each and every remedy, waiver or

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Algoods USA Inc.
Tower Automotive Bardstown, Inc.
Tower Automotive Bowling Green, LLC
September 5, 2003
Page 4

provision contained in the Indenture is enforceable. However, the unenforceability of any such remedy, waiver or provision will not materially interfere with the practical realization of the principal benefits intended to be provided by the Indenture except for the economic consequences of any judicial, administrative or other procedural delay which may be imposed by, relate to or result from applicable laws or jurisprudence.

         The qualification "to our knowledge," whenever used in this opinion, means that during the course of our representation of the Guarantors pursuant to the transactions contemplated by the Indenture, no information has come to our attention contrary to the opinions so qualified. However, except as may be expressly disclosed herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

         This opinion is subject to the qualification that the provisions of the Indenture respecting payment of attorneys' fees and expenses of collection as remedies upon default may be limited to those attorneys' fees recoverable pursuant to applicable statutes.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We expressly disclaim any responsibility for advising you of any change occurring hereinafter in circumstances concerning the transaction which is the subject of this opinion, including any changes in the present laws of the Commonwealth of Kentucky or in factual matters occurring after the date of this opinion.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis may rely upon this opinion to the same extent as if it were an addressee hereof.

         We hereby consent to the filing of this opinion with the commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



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Algoods USA Inc.
Tower Automotive Bardstown, Inc.
Tower Automotive Bowling Green, LLC
September 5, 2003
Page 5




                                   Sincerely,

                                   /s/ WYATT, TARRANT & COMBS, LLP

                                   WYATT, TARRANT & COMBS, LLP







cc: Opinions and Standards Group